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                                                                     Exhibit 4.2

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                         DELCO REMY INTERNATIONAL, INC.

                    1997 NON-QUALIFIED STOCK OPTION PLAN FOR

                             NON-EMPLOYEE DIRECTORS

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                                                       ADOPTED NOVEMBER 14, 1997
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                         DELCO REMY INTERNATIONAL, INC.

                    1997 NON-QUALIFIED STOCK OPTION PLAN FOR

                             NON-EMPLOYEE DIRECTORS

                                Table of Contents

                                                                          Page

1.       Purpose............................................................1
2.       Definitions........................................................1
3.       Administration.....................................................4
4.       Shares Subject to the Plan.........................................6
5.       Grant of Options...................................................7
6.       General Terms......................................................8
7.       Amendments and Termination.........................................9
8.       General Provisions................................................10
9.       Effective Date and Termination....................................12




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                         DELCO REMY INTERNATIONAL, INC.

                    1997 NON-QUALIFIED STOCK OPTION PLAN FOR

                             NON-EMPLOYEE DIRECTORS

1.   Purpose

     The purposes of the Plan are to attract and retain the services of experienced and knowledgeable non-employee directors and to encourage eligible directors of Delco Remy International, Inc. to acquire a proprietary and vested interest in the growth and performance of the Company, thus enhancing the value of the Company for the benefit of its stockholders.

2.   Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (d) "Company" means Delco Remy International, Inc.

          (e) "Eligible Director" means each director of the Company who is not an employee of the Company or any of the Company's subsidiaries (as defined in section 424(f) of the Code) other than any such person that the Board determines shall not be an Eligible Director prior to the date of the applicable Grant; provided that, for purposes of determining whether such person is an Eligible Director for any Grant following the Initial Grant, such person shall have attended, either in person or by telephone, at least two-thirds of the meetings (in the aggregate) of the



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     Board and committees of the Board of which such person was a member during the immediately preceding one-year period.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" means with respect to the Common Stock on any given date:

               (i) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which the Common Stock is listed; provided that, in the case of the Initial Grant, Fair Market Value shall be the price at which Shares are initially offered to the public pursuant to the Registration Statement; or

               (ii) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if sales are not reported by NASDAQ on such date, the average of the closing bid and asked prices per share of Common Stock quoted in the over-the-counter market on such date; or

              (iii) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, the average of the reported closing bid and asked prices on the most recent date the Common Stock traded in the over-the-counter market; or



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               (iv) if the Common Stock is not then listed on an exchange, quoted on NASDAQ or traded in the over-the-counter market, the value ascribed to the shares of Common Stock by the Board based on a good faith attempt to value the Common Stock.

          (h) "Grant" means a grant of Options pursuant to Section 5 of the Plan.

          (i) "Grant Date" means the date on which an Option is granted.

          (j) "Holder" means an Optionee or a Permitted Transferee that holds an Option.

          (k) "Initial Grant" means the Grant to Eligible Directors upon the later of the date the Registration Statement becomes effective and the date of pricing of shares of Common Stock pursuant to the Registration Statement.

          (l) "Option" means any right granted to an Optionee allowing such Optionee to purchase Shares at such price or prices and during such period or periods as are set forth in the Plan. All Options shall be non-qualified options and shall not be qualified for the favorable tax treatment afforded under section 422 of the Code.

          (m) "Option Letter" means a written instrument evidencing an Option granted hereunder and signed by an authorized representative of the Company.

          (n) "Optionee" means an Eligible Director who receives an Option under the Plan.

          (o) "Permitted Transferee" means the spouse, parents, siblings, children, or grandchildren (in each case, natural or adopted) of an Optionee, any trust for his or her benefit or the benefit of his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted), or any corporation, limited liability company, partnership or similar entity in which


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the direct and beneficial owner of all of the equity interests in such corporation, limited liability company, partnership or similar entity is such individual Optionee or a Permitted Transferee (or any trust for the benefit of such persons).

     (p) "Registration Statement" means the Registration Statement of the Company on Form S-1, as amended, filed with the Securities and Exchange Commission on October 10, 1997 for the offer and sale of shares of Common Stock.

     (q) "Shares" means shares of Common Stock.

3.   Administration.

     (a) The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in determining such terms and conditions of Options granted under the Plan that are not otherwise inconsistent with the Plan.

     (b) The Board's powers shall include, but not be limited to, the power: (i) to establish an arrangement through registered broker-dealers, under the rules and regulations of the Federal Reserve Board for the purposes of assisting the Holder in the exercise of the Option; (ii) to establish procedures at the Board's discretion, and if not prohibited by the restrictions on the Company's and its subsidiaries' financing agreements, for a Holder (a) to have withheld from the total number of shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the minimum statutory tax withholding obligation incurred by the Holder upon such exercise, or (b) to exercise an Option by delivering a number of shares of Common Stock owned by such Holder having a Fair Market Value that shall equal the option



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exercise price and/or the tax withholding obligation incurred by the Holder upon such exercise; and (iii) to establish a loan program, or to cause its subsidiaries to establish a loan program, if not prohibited by the restrictions in the Company's and its subsidiaries' financing agreements, to loan to a Holder who is a director of the Company at the time of exercise an amount sufficient to satisfy the exercise price and/or tax obligation incurred by the Holder upon such exercise and thereafter to loan promptly to such Holder such additional amounts sufficient to pay further withholding obligations as may be determined from time to time to be payable as a result of such exercise. Any amounts loaned to a Holder shall be evidenced by promissory note from such Holder having such terms and conditions as are mutually agreed to by the Board and the Holder; provided, however, that such loan shall bear a market rate of interest and shall not limit the recourse of the lender to any particular assets of the Holder.

     (c) The Board shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations not inconsistent with the Plan as it shall, from time to time, deem advisable. The Board shall have the power unilaterally and without approval of a Holder to amend an existing Option in order to carry out the purposes of the Plan so long as such amendment does not take away any benefit granted to a Holder by the Option and as long as the amended Option is not inconsistent with the Plan and Rule 16b-3 of the Exchange Act. Any interpretation by the Board of the terms and conditions of the Plan, the administration thereof, and all actions taken by the Board, shall be final and binding on Holders.



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4.   Shares Subject to the Plan.

     (a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as to which Options may be granted under the Plan shall be 100,000 Shares, after taking into account any adjustment in the Company's capital structure in connection with the public offering of Common Stock contemplated by the Registration Statement. Any Shares issued pursuant to Options hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

     (b) Reduction in Number of Shares Available.

          (i) The grant of an Option shall reduce the Shares as to which Options may be granted by the number of Shares subject to such Option.

          (ii) Any Shares issued by the Company through the assumption or substitution of outstanding grants of an acquired company shall not reduce the Shares available for grants under the Plan.

     (c) Increase in Number of Shares Available. The lapse, expiration, cancellation, or other termination of an Option that has not been fully exercised shall increase the number of Shares as to which Options may be granted by the number of Shares that have not been issued upon exercise of such Option.

     (d) Other Adjustments. The total number and kind of Shares available for Options under the Plan, the number and kind of Shares subject to outstanding Options, and the exercise price for such Options shall be appropriately adjusted by the Board for:


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          (i)  any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure or capitalization affecting the Shares, other than any such adjustment to the Company's capital structure in connection with the public offering contemplated by the Registration Statement,

          (ii) any conversion of the Shares into or exchange of the Shares for other shares as a result of any merger or consolidation (including a sale of assets), or

         (iii) any other event such that an adjustment is made reasonably necessary to maintain the proportionate interest of the Optionee.

5.   Grant of Options.

     On the later of the date the Registration Statement becomes effective and the date of pricing of shares of Common Stock pursuant to the Registration Statement, each Eligible Director shall be granted an Option to acquire 2,000 Shares. Thereafter, each Eligible Director on each of the four succeeding anniversaries of the date of the Initial Grant shall be granted an Option to acquire an additional 2,000 Shares, subject to approval of the Plan by the shareholders of the Company and the consummation of the public offering contemplated by the Registration Statement.


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6.   General Terms.

     The following provisions shall apply to each Option:

     (a) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

     (b) Option Period. Each Option granted shall expire 10 years from its Grant Date, and shall be subject to earlier termination as hereinafter provided.

     (c) Vesting. A Holder shall become vested as to one-fifth of the shares of Common Stock covered by the Option awarded under each Grant on the first anniversary of such Grant, and shall vest as to an additional one-fifth of the Shares covered by the Option awarded under each Grant upon each of the four succeeding anniversaries of the date of such Grant.

     (d) Transfer and Exercise. No Option shall be transferable by the Optionee except by will or the laws of descent and distribution; provided that the Options may be pledged, assigned or transferred (i) during the Optionee's lifetime to a Permitted Transferee, (ii) by a Permitted Transferee to another Permitted Transferee or (iii) as otherwise permitted by the Board; provided further, that any such transfer shall comply with all the terms and conditions established by the Board. In the event of the death, retirement or any other termination of Board service of the Optionee except for removal for Cause, the Option, if (i) the vesting of such Option is accelerated by the Board in its discretion or (ii) otherwise exercisable by the Optionee at the time of such termination, may be exercised upon the earlier of (A) the end of the exercise period for such Option and (B) within one year after such termination. In the event of the Optionee's removal from the Board for Cause, all previously granted Options shall be of no further force and


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effect. Removal for "Cause" shall be defined as the termination on account of any act of (x) fraud or intentional misrepresentation, or (y) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

     (e) Method of Exercise. Any Option may be exercised by the Holder in whole or in part at such time or times and by such methods as the Board may specify. The applicable Option Letter may provide that the Optionee may make payment of the Option price in cash, Shares, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total Option price.

     (f) Issuance of Certificates; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon payment to the Company of the Option price, the Company shall deliver to the Holder a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of the fractional share to which the Holder is entitled.

7.   Amendments and Termination.

     (a) Board Authority. The Board may amend, alter, or terminate the Plan, but no amendment, alteration, or termination shall be made (i) that would impair or adversely affect the rights of a Holder under an Option theretofore granted, without the Holder's consent, or (ii) without the approval of the stockholders if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, or if the proposed alteration or amendment would increase the aggregate number of Shares that may be issued upon



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the exercise of Options (other than pursuant to Section 4(d)); provided, however that no provision of the Plan that (i) states the amount or price of Options to be granted to Eligible Directors, (ii) specifies the timing of grants of Options to Eligible Directors, or (iii) sets forth a formula that determines the amount, price or timing of grants of Options to Eligible Directors, shall be amended more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     (b) Prior Stockholder and Optionee Approval. Anything herein to the contrary notwithstanding, in the event that amendments to the Plan are required in order that the Plan or any other stock-based compensation plan of the Company comply with the requirements of Rule 16b-3 issued under the Exchange Act as amended from time to time or any successor rule promulgated by the Securities and Exchange Commission related to the treatment of benefit and compensation plans under Section 16 of the Exchange Act, the Board may make such amendments without the consent of Optionees or the stockholders of the Company.

8.   General Provisions.

     (a) Compliance with Regulations. All certificates for Shares delivered under the Plan pursuant to the exercise of any Option shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan



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prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

     (b) Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) Withholding of Taxes. Each Optionee shall pay to the Company, upon the Company's request, all amounts necessary to satisfy the Company's federal, state and local tax withholding obligations with respect to the grant or exercise of any Option.

     (d) Conformity With Law. If any provision of the Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (e) Insufficient Shares. In the event there are insufficient Shares remaining to satisfy all of the Option grants under Section 5 made on the same day, such Option grants shall be reduced pro-rata.


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9.   Effective Date and Termination.

     The Plan shall become effective on November 14, 1997, subject to the approval by the Company's stockholders and the consummation of the public offering contemplated by the Registration Statement. With respect to new grants, the Plan shall terminate on the sixth anniversary of the date of its adoption by the Board, or the date it is earlier terminated by the Board. With respect to outstanding Options, the Plan shall terminate on the date on which all outstanding Options have expired or terminated.

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